UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018 (May 23, 2018)

NATIONAL ENERGY SERVICES REUNITED CORP.

 (Exact name of registrant as specified in its charter)

British Virgin Islands	001-38091	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

777 Post Oak Blvd., Suite 730
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 925-3777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2018, in connection with the potential acquisitions of Gulf Energy SAOC (“GES”) and National Petroleum Services (the “Business Combination”), the board of the directors (the “Board”) of National Energy Services Reunited Corp. (the “Company”) appointed Andrew Waite and Yasser Al Barami, effective on the closing date of the Business Combination, to serve as a Class I director and a Class II director of the Company’s Board, respectively. Class I director seats will be up for election at the 2020 annual meeting of shareholders; Class II director seats will be up for election at the 2019 annual meeting of shareholders.

Yasser Al Barami, aged 46, has more than 22 years of professional experience in the oil and gas industry. Mr. Al-Barami is the Chairman of GES which he co-founded in 2006 and also holds the position of Chief Commercial Officer for GES. Mr. Al Barami has benefited from significant exposure to both the services industry as well as the E&P industry which makes his experience unique in several aspects. Mr. Al Barami started his career in the drilling operations of Petroleum Development Oman (PDO). Over the next nine years he worked in different positions in Well Engineering in the field before progressing to PDO’s headquarters where he was appointed to be a Team Leader for the same. Mr. Al Barami obtained his Bachelor’s degree in Mechanical Engineering from the University of Brighton, United Kingdom in 1995, and thereafter completed his MBA from the University of Lincoln, United Kingdom in 2003.

Andrew L. Waite, aged 57, is Co-President of LESA, the ultimate general partner of SCF Partners and the ultimate general partner of the majority shareholder of SV3 Holdings PTE Ltd., and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and project management positions with Royal Dutch / Shell Group, an integrated energy company. Mr. Waite currently serves on the board of directors of Nine Energy Service, Inc. (NYSE: NINE), a position he has held since February 2013, is on the board of directors of Forum Energy Technologies, Inc. (NYSE: FET), a position he has held since August 2010, and is on the board of directors of Atlantic Navigation Holdings (Singapore) Limited (SGX: 5UL), a position he has held since January 2016. Mr. Waite previously served on the board of directors of Complete Production Services, Inc., a provider of specialized oil and gas completion and production services from 2007 to 2009, Hornbeck Offshore Services, Inc., a provider of marine services to the energy sector and military customers from 2000 to 2006, and Oil States International, Inc., a diversified oilfield services and equipment company from August 1995 through April 2006. Mr. Waite received an MBA with High Distinction from Harvard Business School, an MS degree in Environmental Engineering Science from California Institute of Technology and a BSc degree with First Class Honours in Civil Engineering from England’s Loughborough University.

Neither Mr. Al Barami nor Mr. Waite has a family relationship with any director or executive officer of the Company or has been involved in any transaction with the Company since the beginning of the Company’s last fiscal year that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2018

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Name:	Sherif Foda
Title:	Chief Executive Officer